SUB-ITEM 77I

                             CREATION OF SHARE CLASS

MFS Emerging Markets Debt Fund, a series of MFS Series Trust X (the "Trust") established a new class of shares, Class T shares, as described in the prospectus contained in Post-Effective Amendment No. 134 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2017 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.